Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-223863) pertaining to the 2008 Equity Incentive Plan, 2017 Equity Incentive Plan, 2018 Equity Incentive and 2018 Employee Stock Purchase Plan of Dropbox, Inc. of our report dated February 22, 2019, with respect to the consolidated financial statements of Dropbox, Inc. included in this Annual Report (Form 10-K) of Dropbox, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

San Francisco, California
February 22, 2019